EXHIBIT 10(ci)

LOAN AGREEMENT

The parties to this Loan Agreement ("Agreement") are MOODY NATIONAL BANK, a national banking association, of Galveston, Galveston County, Texas (hereinafter called "Bank"), and NATIONAL WESTERN LIFE INSURANCE COMPANY, a Colorado insurance corporation (hereinafter called "Borrower").

This Loan Agreement has reference to that one certain revolving credit loan ("Loan") in the maximum principal amount of $40,000,000.00 or so much thereof as advanced, of even date herewith from Bank to Borrower.

WHEREAS, Borrower has made and delivered a $40,000,000.00 or so much thereof as may be advanced Revolving Credit Promissory Note (the "Note") to Bank; and

WHEREAS, the making of such loan is based on various additional agreements of the parties hereto as provided in this Agreement and in that certain security agreement-pledge-collateral assignment of even date herewith between Borrower as Pledgor and Bank as Secured Party ("Security Agreement") which is incorporated herein by this reference; and

WHEREAS, the parties to this Agreement wish to set forth herein the following additional agreements.

NOW, THEREFORE, IT IS AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	Advances:

(a)           Use of Proceeds.  The proceeds of each advance of funds under the Note ("Advance") requested by the Borrower and made by the Bank shall be used by the Borrower solely for working capital purposes, including repayment of outstanding advances, but specifically excluding capital expenditures.  Each request by the Borrower for an Advance shall be deemed to be a representation by the Borrower that the proceeds of the Advance will be used solely for the purposes required by this Section.  As a condition precedent to the obligation of the Bank to make any such Advance, the Borrower shall furnish to the Bank such schedules, certificates, invoices, affidavits, and other documents as the Bank may require to satisfy itself with respect to the requirements hereof.

(b)           Procedures for Advance.  Subject to the terms and provisions of the Note and Security Agreement, and to other provisions contained herein, and provided that no breach or event of default has then occurred under the Note, Security Agreement, this Agreement, or any other document executed in connection with the Loan (collectively, "Loan Documents"), advances under the Note may be requested by Borrower from and after the date of the Note ("Closing Date") up to the date which is the Third (3rd) Anniversary of the Note ("Maturity Date").  Advances shall be in minimum amounts of $1,000,000.00 and in increments thereof, but in no event greater than the lesser of (i) $40,000,000.00, or (ii) an amount equal to 95% of the then-current market value of all "Qualified Assets" (as defined in the Security Agreement) then securing the Note ("Revolving Credit Amount"), when aggregated with all amounts then outstanding under the Note.  All such requests shall be required to be requested by written request on behalf of Borrower, signed by any one of the following listed individuals, specimens of whose signatures Borrower agrees to tender to Bank upon request, containing the amount requested to be advanced and the instructions for disbursement of the funds the advance of which is so being requested:

1. Brian M. Pribyl
2. Michael G. Kean

Bank shall have two (2) full business days after the date of its receipt of such a request for advance, within which to either make such advance or to notify Borrower in writing that Bank has determined that one or more conditions for such advance are not met or that such advance would otherwise be improper under the terms of the Note, the Security Agreement, or hereof.  All notices and requests hereunder shall be required to be in writing and delivered to the party to receive same as follows:

If to Bank:
(a) Fax to:	Moody National Bank
Fax No.: (409)621-1562
Attn: Mike Wisner

(b) E-mail to:	MWisner@moodybank.com

If to Borrower:

(a) Hand delivery to:	Brian M. Pribyl
National Western Life Insurance Company
850 East Anderson Way
Austin, Texas 78752

(b) Fax to	(512)719-8511
Attn: Brian M. Pribyl

(c) E-mail to:	bpribyl@nationalwesternlife.com

Any of the above-referenced addresses, fax numbers, or names of persons to whom notices and/or requests are to be directed or who have authority to sign a request, may be modified or changed by written notice as provided above.

(b)           No Margin Stock.  Under no circumstances shall any proceeds of the Loan be used (i) for the purpose, whether immediate, incidental or ultimate, of buying "Margin Stock" (as defined in the Security Agreement) or (ii) to enable Borrower to maintain, reduce or retire indebtedness originally incurred to purchase a security that is currently a Margin Stock or (c) for any other application that could cause the Loan to be deemed a "Purpose Credit" (as defined in the Security Agreement).

(c)           Additional Conditions.  The making of each Advance shall be subject to the following conditions, in addition to those stated in other provisions of this Agreement, which shall each have been and remain at the time satisfied by the Borrower or waived by the Bank:

(i)           The Borrower shall have executed and delivered to the Bank and shall have caused to be filed, recorded or registered all documents necessary, and shall have taken all actions necessary, to perfect and register the Bank a first and prior security interest in and pledge of the Pledged Securities.

(ii)           There shall have been no material, adverse change in the financial condition of the Borrower from that shown in any prior financial statements of Borrower or in the business prospects of the Borrower, as determined by the Bank.

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(#230487v3-nwl-loan agmt)

(iii)           No event shall have occurred and then be continuing (or would occur after giving effect to the requested Advance) which constitutes (or would constitute after giving effect to the Advance) an event of default or potential default under this Agreement or any other Loan Documents and a certificate to such effect and speaking as of the date thereof (and not as of some future date) and signed by the President or a Vice President of the Borrower shall be delivered to the Bank.

(iv)           Each and all of the representations and warranties of the Borrower in this Agreement and the other Loan Documents shall be true, correct and accurate as of the Closing Date and as of the date any Advance of the Revolving Credit under the Note is requested and a certificate to such effect signed by the President or a Vice President of the Borrower shall be delivered to the Bank.

(v) The Borrower shall have duly and timely performed each and all of its agreements and undertakings contained in this Agreement and all other Loan Documents.

(vi)           The Bank shall have received evidence satisfactory to it that the Pledged Securities are all owned by the Borrower free and clear of any impediments; and the Bank's security interest in and pledge of the Pledged Securities is fully perfected and registered.

(d)           Sole Benefit of Bank.  All conditions precedent to the obligation of the Bank to make the Advances are imposed hereby solely for the benefit of the Bank and no other party may require satisfaction of any such condition precedent or be entitled to assume that the Bank will refuse to make the Advances in the absence of strict compliance with such conditions precedent.  Any requirement of this Agreement may be waived by the Bank, in whole or in part, at any time.  Any requirement herein of submission of evidence of the existence or non-existence of a fact shall be deemed, also, to be a requirement that the fact shall exist or not exist, as the case may be, and without waiving any condition or obligation of the Borrower, the Bank may at all times independently establish to its satisfaction such existence or non-existence.

(e)           No Obligation to Make Advance.  No Advances need be made by the Bank if such advance should cause the Bank to be, in the sole opinion of Bank, in violation of any law, rule, regulation or interpretation of a governmental body applicable to the Bank.  Borrower shall receive a refund on a pro rata basis for the Commitment Fee, as that term is defined in this Loan Agreement, in the event and to the extent Bank is unable to make an advance or Borrower is required to make a principal reduction, by reason of the foregoing sentence.

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(#230487v3-nwl-loan agmt)

(f)           Role of Bank.  Any term or condition hereof, or of any of the other Loan Documents to the contrary notwithstanding, the Bank shall not have, and by its execution and acceptance of this Agreement hereby expressly disclaim, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Borrower.  Any term or condition hereof, or of any of the other Loan Documents, permitting the Bank to disburse funds, whether from the proceeds of the Note, or otherwise, or to take or refrain from taking any action with respect to the Borrower, the Collateral or any other security for repayment of the Loan, shall be deemed to be solely to permit the Bank to audit and review the management, operation and conduct of the business and affairs of the Borrower, and to maintain and preserve the security given by the Borrower to the Bank for the Loan and may not be relied upon by any other person.  Further, the Bank shall not have, has not assumed and, by its execution and acceptance of this Agreement, hereby expressly disclaims any liability or obligation of the Borrower, and no condition hereof, or of any of the other Loan Documents, shall be construed so as to deem the relationship between the Borrower and the Bank to be other than that of borrower and lender, and the Borrower shall at all times represent that the relationship between the Borrower and the Bank is solely that of borrower and lender.  The Borrower hereby indemnifies and agrees to hold the Bank harmless from and against any costs, expenses and liabilities incurred or suffered by the Bank as a result of any assertion or claim of any obligation or responsibility of the Bank for the management, operation and conduct of the business and affairs of the Borrower, or as a result of any assertion or claim of any liability or responsibility of the Bank for the payment or performances of any indebtedness or obligation of the Borrower, except to the extent any such assertion or claim results from the negligence or willful misconduct of Bank.

2.
(a)           Commitment Fee.  Borrower shall pay to the Bank a commitment fee for making available the Revolving Credit Amount at the rate of one-tenth of one percent (.1%) per annum of the daily average unfunded portion of the Revolving Credit Amount from the Closing Date to the Maturity Date.  The commitment fee shall be non-refundable and shall be paid in arrears on the last day of each March, June, September and December, and on the Maturity Date.

3.
(a)           From time to time upon request of Bank, but in any event by October 31 of end of each calendar year, Borrower shall submit to Bank (a) the then-current annual financial statement of Borrower for the immediately preceding year, and (b) the federal income tax return of Borrower for such preceding year.

(b) Each such statement shall be certified by Borrower as being true, complete and correct, and shall be in a form acceptable to Bank, in conformity with generally accepted accounting principles.

4.
Without Bank's prior written consent, which shall not be unreasonably withheld, Borrower will not create, assume or suffer to exist with respect to the securities pledged to the Bank under the Loan Documents, any indebtedness or other liability, direct or indirect, whether by note, guaranty, endorsement, agreement to purchase or repurchase, agreement to lease, agreement to supply or advance funds or otherwise, except, (i) as permitted hereunder and (ii) for endorsements of instruments for collection in the ordinary course of business and except in favor of the Bank.

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(#230487v3-nwl-loan agmt)

5.
The Borrower will not create, assume or suffer to exist any lien upon any of the properties or assets pledged to Bank under the Loan Documents, whether now owned or hereafter acquired, except (i) liens in favor of Bank; or (ii) liens for taxes, assessments and other governmental charges not yet payable, or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of the Borrower; (iii) surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business.

6.	The Borrower will not convert to any other type of entity nor enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

7.
The Borrower will (i) continue to engage in the businesses presently being operated by Borrower as represented to Bank, (ii) maintain its corporate existence and good standing in each jurisdiction in which Borrower is required to be qualified, (iii) keep and maintain all franchises, licenses and properties useful and necessary in the conduct of its business in good order and condition, (iv) duly observe and conform to all requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets, (v) not change its place of business without Bank's prior written consent which will not be unreasonably withheld, and (vi) not merge its existence into any other entity without Bank's prior written consent which will not be unreasonably withheld.

8.
The Borrower will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement, the Note or any instrument(s) securing same.

9.
In case any one or more of the provisions contained in this Agreement or in the Note, Security Agreement or any other instrument securing the Note (the "Security Instruments") or any other documents executed in connection therewith or herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected thereby.

10.
The Borrower will pay when due all its taxes, assessments and other liabilities, except those being contested in good faith and against which the Borrower has set up adequate reserves in accordance with generally accepted accounting principles.

11.
The Borrower will pay its accounts payable and will maintain its accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for entities engaged in similar operations in similar jurisdictions.

12.
Except for any materials, records of documents known which are privileged, the Borrower will permit the Bank (and any person appointed by the Bank to act for it and on its behalf) to examine and take copies and excerpts of its financial books and records and other records, books and properties and to discuss its affairs, finances and accounts with their respective agents, attorneys, employees, officers and independent certified public accountants at all reasonable times and as often as may be reasonably requested by the Bank.

DGJ/sh;08/26/09
(#230487v3-nwl-loan agmt)

13.
The undersigned expressly recognize and agree that the Bank has the right at any time at Bank's sole discretion to sell the Note and/or grant participations in the Note to other financial institutions and/or other third parties as determined by Bank at any time in Bank’s sole discretion, and, that, Bank shall have the right to provide any and all potential participants and potential purchasers of the Note, and all participants and purchasers of the Note, any and all information concerning Borrower, the collateral for obligations of the Borrower to the Bank, the Note, the security instruments and any other obligation of the Borrower to the Bank, whether now existing or hereafter arising.

14.
In case any one or more of the provisions contained in this Agreement or in the Note, any instrument securing the Note (the "Security Instruments") or any other documents executed in connection therewith or herewith should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected thereby.

15.
Notwithstanding any provision to the contrary in any Loan Document, Bank agrees that, except as otherwise provided herein, it shall not exercise its remedies by reason of any Event of Default under any such document unless Bank shall first have given Borrower notice of and an opportunity to cure such Event of Default in accordance with this paragraph, and such Event of Default continues past the cure period therefor provided herein: (a) as to any Event of Default exclusively involving the payment of any sum of money by Borrower to Bank ("Monetary Default"), Borrower shall have ten (10) days from notice thereof from Bank within which to cure such default; (b) as to all other Events of Default other than Monetary Defaults ("Non-Monetary Defaults"), Borrower shall have twenty (20) days from Bank's notice thereof within which to cure such Non-Monetary Defaults.  All notices of default from Bank to Borrower required hereby shall be in writing and shall be sent at Bank's option either by telecopy or fax machine to Borrower at (512)719-8511 or by hand delivery or certified mail to Borrower at 850 East Anderson Way, Austin, Texas 78752, Attn:  Brian M. Pribyl, provided that Borrower shall have the right to change such fax number or address upon not less than ten (10) days prior written notice sent to Bank by certified mail addressed to Moody National Bank, Attn: Michael Wisner at 2302 Postoffice St., Galveston, Texas 77550.  Nothing contained herein shall in any way impair or delay any action deemed by Bank to be necessary to protect Bank's interests in any collateral securing the Note.

DGJ/sh;08/26/09
(#230487v3-nwl-loan agmt)

EXECUTED as of the 31 day of August, 2009

MOODY NATIONAL BANK

By: /S/Michael R Wisner
Name: Michael R Wisner
Title: Executive Vice President

"BANK"

NATIONAL WESTERN LIFE INSURANCE
COMPANY, a Colorado insurance corporation

By: /S/Ross Moody
Ross Moody ,President

"BORROWER"

DGJ/sh;08/26/09
(#230487v3-nwl-loan agmt)